Cincinnati Bell Reports Fourth Quarter and Full Year 2018 Results

FULL YEAR HIGHLIGHTS

•	Revenue totaled $1,378 million generating strong Adjusted EBITDA[1] of $372 million - both in-line with financial guidance reflecting the merger with Hawaiian Telcom (closed on July 2, 2018)

•	Operating income totaled $83 million, up $28 million year-over-year

•	Hawaiian Telcom contributed revenue of $175 million and Adjusted EBITDA of $47 million

•	Cincinnati Fioptics revenue totaled $341 million, up 10% from a year ago

•	IT Services and Hardware Adjusted EBITDA totaled $63 million, up $24 million from the prior year

•	Cash provided by operating activities totaled $215 million, up $11 million year-over-year

•	Free cash flow[2] totaled $41 million, up $13 million year-over-year

FOURTH QUARTER 2018 HIGHLIGHTS

•	Revenue of $399 million and Adjusted EBITDA of $108 million, up 3% and 2% respectively compared to the third quarter of 2018

•	Operating income totaled $24 million, up $10 million sequentially

•	Fiber to the Premise (“FTTP”) internet net activations offset legacy declines in both Cincinnati and Hawaii, adding 4,700 and 2,100 FTTP internet subscribers, respectively

•	Entertainment and Communications revenue of $252 million, consistent with the prior quarter

•	IT Services and Hardware revenue of $154 million, up 9% compared to the third quarter of 2018

CINCINNATI - February 14, 2019 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for the full year and fourth quarter of 2018.
Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, "The success of our expanded high-quality metro fiber assets and ability to capitalize on Cincinnati Bell’s 140+ year history as a communications provider continues to differentiate us from our traditional peer group.”
"I am proud of our strong financial performance and our ability to execute on our strategy of building two complementary lines of business. Looking ahead to 2019, our strategy is consistent - we will continue to invest where we are winning. We remain focused on efficiently expanding our fiber network and growing our IT Solutions business while maintaining a disciplined approach to capital allocation,” Mr. Fox concluded.
CONSOLIDATED RESULTS

•	Consolidated revenue totaled $399 million for fourth quarter of 2018 and $1,378 million for the full year

•	Operating income was $24 million in the fourth quarter of 2018 and $83 million for the full year

•	Adjusted EBITDA totaled $108 million for the fourth quarter of 2018 and $372 million for the full year

•
Net losses of $30 million and $70 million for the fourth quarter and full year of 2018, respectively, were due to transaction and integration costs as well as increased interest expense due to financing the mergers with Hawaiian Telcom and OnX

Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $252 million for the fourth quarter of 2018 and $853 million for the full year

–
Cincinnati revenue totaled $172 million in the fourth quarter and $694 million for the full year, both down 1% from the prior year due to legacy declines, excluding the one-time $5 million fiber build project in the second quarter of 2017

–	Fioptics revenue totaled $87 million for the fourth quarter and $341 million for the full year, up 8% and 10%, respectively, year-over-year

–	Fioptics internet subscribers totaled 239,000 at the end of the fourth quarter, up 12,400 compared to a year ago

–	Fioptics video subscribers totaled 139,900, down 6,600 year-over-year

–	Fioptics is available to 611,000 homes and businesses, or approximately 75% of Greater Cincinnati which includes fiber to the premise ("FTTP") and fiber to the node ("FTTN")

–	In 2018, we passed 41,000 new addresses with FTTP, and now offer FTTP to 58% of Cincinnati's total addressable market

–	Hawaii revenue totaled $80 million in the fourth quarter of 2018, consistent with the prior quarter, and contributed $159 million since the close of the merger on July 2, 2018

–	Consumer / SMB Fiber internet subscribers totaled 65,900, up 1,900 compared to the previous quarter

–	Video subscribers were 48,800, consistent with the prior quarter

–	Consumer/SMB Fiber is available to approximately 221,500 addresses on Oahu, covering approximately 68% of the island

•	Adjusted EBITDA was $91 million for the fourth quarter of 2018 and $317 million for the full year, up $24 million and $40 million, respectively, due to contributions from Hawaiian Telcom
Cincinnati Bell’s continued investment in dense metro fiber has allowed the Company to lock in fiber density value for its shareholders as demand for faster data speed and broadband usage continues to accelerate.
IT Services and Hardware Segment

•
IT Services and Hardware revenue totaled $154 million for the fourth quarter of 2018 and $551 million for the full year, up $22 million and $166 million year-over-year respectively due to contributions from OnX and Hawaiian Telcom

–	Consulting revenue totaled $45 million for the fourth quarter and $165 million for the full year, up $5 million and $76 million year-over-year, respectively

–	Cloud revenue was $26 million in the fourth quarter and $98 million in 2018, up $3 million and $17 million, respectively, compared to the prior year

–	Communications revenue of $50 million in the fourth quarter and $179 million for the full year, up $10 million and $18 million year-over-year, respectively

–	Infrastructure Solutions revenue of $33 million in the fourth quarter and $109 million in 2018, up $4 million and $55 million, respectively

•	Adjusted EBITDA was $20 million for the fourth quarter and $63 million for the full year, up $5 million and $24 million, respectively, including contributions from OnX
The company’s transformation from a traditional hardware reseller to a service oriented IT solutions provider continues to generate momentum across its expanded North American footprint, resulting in client diversification and the ability to capitalize on significant higher margin service revenue opportunities.
Cash Flow and Financial Position

•	Cash provided by operating activities totaled $215 million for the full year of 2018, an increase of $11 million year-over-year

•	Free cash flow totaled $41 million for the full year of 2018, compared to $28 million a year ago

•	Liquidity of $207 million as of December 31, 2018, with no significant maturities until 2024

•	Capital expenditures were $221 million for the full year of 2018, including $44 million for Hawaiian Telcom since the close of the merger on July 2, 2018

•	Gross Net Operating Loss carryforward of $674 million as of December 31, 2018
2019 Outlook

•	Hawaiian Telcom is projected to contribute $350 million to $360 million of revenue in 2019, growing Adjusted EBITDA year-over-year to $95 million to $100 million

•	Additional insourcing initiatives from one of our largest customers is conservatively expected to decrease Adjusted EBITDA by $15 million to $20 million during 2019 as compared to the prior year

•	Cincinnati Bell is providing the following guidance for 2019, which includes the assumptions previously described:

Category	2019 Guidance Range
Revenue	$1,515M - $1,575M
Adjusted EBITDA	$400M - $410M

Conference Call/Webcast
Cincinnati Bell will host a conference call on Thursday, February 14, 2019 at 9:00 a.m. (ET) to discuss its financial results for the fourth quarter and full year of 2018. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. Callers can dial toll-free (800) 263-0877 or toll (323) 794-2094. A taped replay of the conference call will be available starting at 12:00 p.m. (ET) on Thursday, February 14, 2019 until Thursday, February 28, 2019 at midnight ET. To access the telephone replay, please dial toll-free (888) 203-1112 or toll (719) 457-0820, and then enter the conference ID number 9120332. An archived webcast will be available for replay following the conclusion of the live event in the Investor Relations section of www.cincinnatibell.com.

INVESTOR RELATIONS CONTACT:
Kei Lawson, 513-565-0510
E-mail: Takeitha.Lawson@cinbell.com

or

MEDIA CONTACT:
Josh Pichler, 513-565-0310
E-mail: Josh.Pichler@cinbell.com

Safe Harbor Note
This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if we are unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the possibility that the expected synergies and value creation from our acquisition of Hawaiian Telcom will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Hawaiian Telcom and other acquired companies will not be integrated successfully; the risk that unexpected costs will be incurred; and the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports.
These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.
Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, asset impairments, and other special items. During the first quarter ended March 31, 2018, the Company revised its methodology to calculate Adjusted EBITDA to exclude stock-based compensation expense to align more closely with its peer group. In addition, the presentation of Adjusted EBITDA is adjusted for the amended accounting guidance adopted by the Company on January 1, 2018 and implemented retrospectively, which requires pension and postretirement benefit costs (excluding current service cost component) to be reported below operating income. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.
2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.
Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.
Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2018	2017	$	%	2018	2017	$	%

Revenue	$399.0	$301.2	$97.8	32%	$1,378.2	$1,065.7	$312.5	29%

Costs and expenses
Cost of services and products	199.3	151.0	48.3	32%	698.7	531.0	167.7	32%
Selling, general and administrative	93.2	72.8	20.4	28%	313.4	235.1	78.3	33%
Depreciation and amortization	74.4	52.9	21.5	41%	252.0	193.0	59.0	31%
Restructuring and severance related charges	3.4	3.5	(0.1)	(3)%	8.3	32.7	(24.4)	(75)%
Transaction and integration costs	4.3	4.1	0.2	5%	22.5	18.5	4.0	22%

Operating income	24.4	16.9	7.5	44%	83.3	55.4	27.9	50%

Interest expense	35.2	30.3	4.9	16%	131.5	85.2	46.3	54%
Loss on extinguishment of debt	—	3.2	(3.2)	n/m	1.3	3.2	(1.9)	(59)%
Other components of pension and postretirement benefit plans expense	3.0	7.2	(4.2)	(58)%	12.5	16.6	(4.1)	(25)%
Gain on sale of Investment in CyrusOne	—	—	—	n/m	—	(117.7)	117.7	n/m
Other expense (income), net	0.8	(2.1)	2.9	n/m	(1.6)	1.4	(3.0)	n/m

(Loss) income before income taxes	(14.6)	(21.7)	7.1	(33)%	(60.4)	66.7	(127.1)	n/m
Income tax expense (benefit)	15.4	(9.8)	25.2	n/m	9.4	26.7	(17.3)	(65)%

Net (loss) income	(30.0)	(11.9)	(18.1)	n/m	(69.8)	40.0	(109.8)	n/m

Preferred stock dividends	2.6	2.6	—	—	10.4	10.4	—	—

Net (loss) income applicable to common shareowners	$(32.6)	$(14.5)	$(18.1)	n/m	$(80.2)	$29.6	$(109.8)	n/m

Basic net (loss) earnings per common share	$(0.65)	$(0.34)			$(1.73)	$0.70
Diluted net (loss) earnings per common share	$(0.65)	$(0.34)			$(1.73)	$0.70

Weighted average common shares outstanding
(in millions)
- Basic	50.2	42.2			46.3	42.2
- Diluted	50.2	42.2			46.3	42.4

Cincinnati Bell Inc.
Entertainment and Communications Income Statement
(Unaudited)
(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2018	2017	$	%	2018	2017	$	%
Income Statement
Revenue	$251.9	$175.0	$76.9	44%	$853.4	$706.1	$147.3	21%

Operating costs and expenses
Cost of services and products	113.4	78.9	34.5	44%	388.2	308.6	79.6	26%
Selling, general and administrative	47.9	29.6	18.3	62%	148.0	120.1	27.9	23%
Depreciation and amortization	63.3	42.7	20.6	48%	210.8	163.7	47.1	29%
Restructuring and severance related charges	3.1	0.9	2.2	n/m	3.1	27.6	(24.5)	(89)%

Total operating costs and expenses	227.7	152.1	75.6	50%	750.1	620.0	130.1	21%

Operating income	$24.2	$22.9	$1.3	6%	$103.3	$86.1	$17.2	20%

Cincinnati Bell Inc.
Entertainment and Communications Revenue
(Unaudited)
(Dollars in millions)

	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2017
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total

Revenue
Consumer / SMB Fiber *
Data	$36.5	$7.2	$43.7	$32.9	$—	$32.9
Video	40.5	11.5	52.0	38.4	—	38.4
Voice	9.4	2.7	12.1	8.8	—	8.8
Other	0.3	0.1	0.4	0.2	—	0.2
Total Consumer / SMB Fiber	86.7	21.5	108.2	80.3	—	80.3

Enterprise Fiber
Data	21.5	9.0	30.5	20.6	—	20.6

Legacy
Data	26.8	16.3	43.1	31.2	—	31.2
Voice	34.0	29.0	63.0	39.1	—	39.1
Other	3.4	3.7	7.1	3.8	—	3.8
Total Legacy	64.2	49.0	113.2	74.1	—	74.1

Total Entertainment & Communications	$172.4	$79.5	$251.9	$175.0	$—	$175.0

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018			December 31, 2017
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total

Revenue
Consumer / SMB Fiber *
Data	$142.5	$13.5	$156.0	$126.3	$—	$126.3
Video	160.1	23.2	183.3	148.9	—	148.9
Voice	37.4	5.4	42.8	33.6	—	33.6
Other	1.2	0.2	1.4	1.1	—	1.1
Total Consumer / SMB Fiber	341.2	42.3	383.5	309.9	—	309.9

Enterprise Fiber
Data	84.3	17.7	102.0	86.1	—	86.1

Legacy
Data	111.8	32.8	144.6	132.1	—	132.1
Voice	143.4	58.7	202.1	165.4	—	165.4
Other	13.5	7.7	21.2	12.6	—	12.6
Total Legacy	268.7	99.2	367.9	310.1	—	310.1

Total Entertainment & Communications	$694.2	$159.2	$853.4	$706.1	$—	$706.1

* Represents Fioptics in Cincinnati

Cincinnati Bell Inc.
Entertainment and Communications Metric Information
(Unaudited)
(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Cincinnati Metrics
Fioptics
Data
Internet FTTP *	201.5	196.8	192.7	187.8	179.6
Internet FTTN *	37.5	39.8	42.6	45.0	47.0
Total Fioptics Internet	239.0	236.6	235.3	232.8	226.6

Video
Video FTTP	115.0	115.6	118.1	118.1	116.5
Video FTTN	24.9	25.9	27.0	28.2	30.0
Total Fioptics Video	139.9	141.5	145.1	146.3	146.5

Voice
Fioptics Voice Lines	107.6	107.0	107.6	106.9	105.9

Fioptics Units Passed
Units Passed FTTP	472.3	459.1	449.3	440.5	431.3
Units Passed FTTN	138.7	139.5	139.9	140.3	140.9
Total Fioptics Units Passed	611.0	598.6	589.2	580.8	572.2

Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	4,565	4,331	4,133	4,046	3,919

Legacy
Data
DSL	72.0	74.1	75.2	78.1	82.1

Voice
Legacy Voice Lines	226.2	232.7	240.6	251.4	262.0

*Fiber to the Premise (FTTP), Fiber to the Node (FTTN)

Cincinnati Bell Inc.
Entertainment and Communications Metric Information
(Unaudited)
(In thousands)

	December 31,	September 30,
	2018	2018
Hawaii Metrics
Consumer / SMB Fiber
Data
Internet FTTP *	51.6	49.5
Internet FTTN *	14.3	14.5
Total Consumer / SMB Fiber Internet	65.9	64.0

Video
Video FTTP	33.8	33.3
Video FTTN	15.0	15.3
Total Consumer / SMB Fiber Video	48.8	48.6

Voice
Consumer / SMB Fiber Voice Lines	30.3	29.9

Consumer / SMB Fiber Units Passed **
Units Passed FTTP	167.0	163.6
Units Passed FTTN	73.5	73.3
Total Consumer / SMB Fiber Units Passed	240.5	236.9

Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	2,091	1,948

Legacy
Data
DSL	48.7	50.4

Voice
Legacy Voice Lines	197.8	203.4

*Fiber to the Premise (FTTP), Fiber to the Node (FTTN)
** Includes units passed for both consumer and business on Oahu and neighboring islands.

Cincinnati Bell Inc.
IT Services and Hardware Income Statement and Metric Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2018	2017	$	%	2018	2017	$	%

Income Statement
Revenue	$153.9	$132.3	$21.6	16%	$550.9	$385.1	$165.8	43%

Operating costs and expenses
Cost of services and products	92.6	78.0	14.6	19%	335.7	247.0	88.7	36%
Selling, general and administrative	41.6	39.6	2.0	5%	152.1	98.6	53.5	54%
Depreciation and amortization	11.0	10.1	0.9	9%	41.0	29.1	11.9	41%
Restructuring and severance related charges	—	2.6	(2.6)	n/m	4.9	5.1	(0.2)	(4)%

Total operating costs and expenses	145.2	130.3	14.9	11%	533.7	379.8	153.9	41%

Operating income	$8.7	$2.0	$6.7	n/m	$17.2	$5.3	$11.9	n/m

Revenue
Consulting	$45.3	$40.0	$5.3	13%	$165.3	$89.3	$76.0	85%
Cloud	26.2	23.5	2.7	11%	98.0	81.0	17.0	21%
Communications	49.4	39.9	9.5	24%	178.5	160.6	17.9	11%
Infrastructure Solutions	33.0	28.9	4.1	14%	109.1	54.2	54.9	n/m
Total IT Services and Hardware Revenue	$153.9	$132.3	$21.6	16%	$550.9	$385.1	$165.8	43%

	December 31,	September 30,	June 30,	March 31,
	2018	2018	2018	2018

Consulting
Billable Resources	1039	999	926	888

Communications
NaaS Locations	2257	1,101	782	564
SD - WAN Locations	803	488	310	117
Hosted UCaaS Profiles*	239,581	223,311	192,175	178,457

* Includes Hawaii Hosted UCaaS Profiles beginning September 30, 2018

Cincinnati Bell Inc.
Net Debt (Non-GAAP)
(Unaudited)
(Dollars in millions)

	December 31,	December 31,
	2018	2017

Receivables Facility	$176.6	$—
Credit Agreement - Tranche B Term Loan due 2024	598.5	600.0
Credit Agreement - Revolving Credit Facility	18.0	—
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	350.0
Cincinnati Bell Telephone Notes	87.9	87.9
Other financing lease arrangements	3.1	—
Capital leases	73.9	82.9
Net unamortized premium	1.7	1.9
Unamortized note issuance costs	(27.2)	(22.3)

Total debt	1,929.8	1,747.7

Less: Cash and cash equivalents	(15.4)	(396.5)	*

Net debt (Non-GAAP)	$1,914.4	$1,351.2

* Includes restricted cash of $378.7 million, which was used to fund the merger with Hawaiian Telcom that closed on July 2, 2018.

Cincinnati Bell Inc.
Reconciliation of Net (loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended December 31, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(30.0)
Add:
Income tax expense				15.4
Interest expense				35.2
Other expense, net				0.8
Other components of pension and postretirement benefit plans expense				3.0

Operating income (loss) (GAAP)	$24.2	$8.7	$(8.5)	$24.4
Add:
Depreciation and amortization	63.3	11.0	0.1	74.4
Restructuring and severance related charges	3.1	—	0.3	3.4
Transaction and integration costs	—	—	4.3	4.3
Stock-based compensation	—	—	1.1	1.1
Adjusted EBITDA (Non-GAAP)	$90.6	$19.7	$(2.7)	$107.6

Adjusted EBITDA Margin (Non-GAAP)	36%	13%	—	27%

	Three Months Ended December 31, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(11.9)
Add:
Income tax benefit				(9.8)
Interest expense				30.3
Loss on extinguishment of debt				3.2
Other income, net				(2.1)
Other components of pension and postretirement benefit plans expense				7.2

Operating income (loss) (GAAP)	$22.9	$2.0	$(8.0)	$16.9
Add:
Depreciation and amortization	42.7	10.1	0.1	52.9
Restructuring and severance related charges	0.9	2.6	—	3.5
Transaction and integration costs	—	—	4.1	4.1
Stock-based compensation	—	—	0.7	0.7
Adjusted EBITDA (Non-GAAP)	$66.5	$14.7	$(3.1)	$78.1

Adjusted EBITDA Margin (Non-GAAP)	38%	11%	—	26%

Year-over-year dollar change in Adjusted EBITDA	$24.1	$5.0	$0.4	$29.5

Year-over-year percentage change in Adjusted EBITDA	36%	34%	(13)%	38%

Cincinnati Bell Inc.
Reconciliation of Net (loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Twelve Months Ended December 31, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(69.8)
Add:
Income tax expense				9.4
Interest expense				131.5
Loss on extinguishment of debt				1.3
Other income, net				(1.6)
Other components of pension and postretirement benefit plans expense				12.5

Operating income (loss) (GAAP)	$103.3	$17.2	$(37.2)	$83.3
Add:
Depreciation and amortization	210.8	41.0	0.2	252.0
Restructuring and severance related charges	3.1	4.9	0.3	8.3
Transaction and integration costs	—	—	22.5	22.5
Stock-based compensation	—	—	5.6	5.6
Adjusted EBITDA (Non-GAAP)	$317.2	$63.1	$(8.6)	$371.7

Adjusted EBITDA Margin (Non-GAAP)	37%	11%	—	27%

	Twelve Months Ended December 31, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$40.0
Add:
Income tax expense				26.7
Interest expense				85.2
Gain on sale of CyrusOne				(117.7)
Loss on extinguishment of debt				3.2
Other expense, net				1.4
Other components of pension and postretirement benefit plans expense				16.6

Operating income (loss) (GAAP)	$86.1	$5.3	$(36.0)	$55.4
Add:
Depreciation and amortization	163.7	29.1	0.2	193.0
Restructuring and severance related charges	27.6	5.1	—	32.7
Transaction and integration costs	—	—	18.5	18.5
Stock-based compensation	—	—	5.9	5.9
Adjusted EBITDA (Non-GAAP)	$277.4	$39.5	$(11.4)	$305.5

Adjusted EBITDA Margin (Non-GAAP)	39%	10%	—	29%

Year-over-year dollar change in Adjusted EBITDA	$39.8	$23.6	$2.8	$66.2

Year-over-year percentage change in Adjusted EBITDA	14%	60%	(25)%	22%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Cash provided by operating activities	$91.9	$46.6	$214.7	$203.4

Capital expenditures	(79.9)	(62.3)	(220.6)	(210.5)
Proceeds from sale of Investment in CyrusOne	—	—	—	140.7
Acquisitions of businesses	—	(157.4)	(216.8)	(167.0)
Other, net	0.1	(0.3)	—	—

Cash used in investing activities	(79.8)	(220.0)	(437.4)	(236.8)

Proceeds from issuance of long-term debt	—	943.0	—	943.0
Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	0.4	—	194.6	(89.5)
Repayment of debt	(4.4)	(396.6)	(328.7)	(403.0)
Debt issuance costs	(0.7)	(17.8)	(11.7)	(19.1)
Dividends paid on preferred stock	(2.6)	(2.6)	(10.4)	(10.4)
Other, net	0.2	0.2	(1.9)	(0.8)

Cash (used in) provided by financing activities	(7.1)	526.2	(158.1)	420.2

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.2)	—	(0.3)	—

Net increase (decrease) in cash, cash equivalents and restricted cash	4.8	352.8	(381.1)	386.8
Cash, cash equivalents and restricted cash at beginning of period	10.6	43.7	396.5	9.7

Cash, cash equivalents and restricted cash at end of period	$15.4	$396.5	$15.4	$396.5

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$91.9	$46.6	$214.7	$203.4
Adjustments:
Capital expenditures	(79.9)	(62.3)	(220.6)	(210.5)
Restructuring and severance related payments	1.7	2.4	16.4	29.4
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Transaction and integration costs*	3.0	7.2	40.9	16.1

Free cash flow (Non-GAAP)	$14.1	$(8.7)	$41.0	$28.0

Income tax payments (refunds)	$(0.6)	$3.3	$(13.8)	$(12.9)

* For the twelve months ended December 31, 2018, the adjustment for transaction and integration costs includes a $3.5 million payment of accrued interest on Hawaiian Telcom’s debt that was repaid upon the completion of the merger and a $5.0 million contribution to Hawaiian Telcom's pension plan. The pension plan contribution was required by the Public Utilities Commission of the State of Hawaii in order to complete the merger between Cincinnati Bell Inc. and Hawaiian Telcom.

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Entertainment and Communications	$72.3	$62.3	$31.8	$27.6	$55.1
IT Services and Hardware	7.4	7.4	6.5	5.1	7.2
Corporate	0.2	—	—	—	—
Total capital expenditures	$79.9	$69.7	$38.3	$32.7	$62.3

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	December 31, 2018	December 31, 2017

Net (loss) income applicable to common shareholders (GAAP)	$(32.6)	$(14.5)

Special items:
Transaction and integration costs	4.3	4.1
Restructuring and severance related charges	3.4	3.5
Loss on extinguishment of debt, net	—	3.2
Pension settlement charges	0.1	4.0
Other income, net	—	(0.7)
Income tax effect of special items *	(3.0)	(2.7)
Total special items	4.8	11.4

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(27.8)	$(3.1)

Weighted average diluted shares outstanding**	50.2	42.2

Diluted earnings per common share (GAAP)	$(0.65)	$(0.34)

Adjusted diluted (loss) earnings per common share (Non-GAAP)	$(0.55)	$(0.07)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Twelve Months Ended
	December 31, 2018	December 31, 2017

Net (loss) income applicable to common shareholders (GAAP)	$(80.2)	$29.6

Special items:
Restructuring and severance related charges	8.3	32.7
Loss on extinguishment of debt	1.3	3.2
Transaction and integration costs	22.5	18.5
Gain on sale of Investment in CyrusOne	—	(117.7)
Impairment of equity method investment	—	4.7
Pension settlement charges	0.1	4.0
Other income, net	—	(0.7)
Income tax effect of special items *	(3.6)	27.0
Total special items	28.6	(28.3)

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(51.6)	$1.3

Weighted average diluted shares outstanding**	46.3	42.4

Diluted earnings per common share (GAAP)	$(1.73)	$0.70

Adjusted diluted (loss) earnings per common share (Non-GAAP)	$(1.11)	$0.03

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

	Low	High
2019 Operating Income (GAAP) Guidance Range	$87	$102

Add:

Depreciation and amortization	295	290
Restructuring and severance related charges	5	5
Transaction and integration costs	5	5
Stock compensation expense	8	8

2019 Adjusted EBITDA (Non-GAAP) Guidance Range	$400	$410

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Kei Lawson, 513-565-0510
Takeitha.Lawson@cinbell.com

Media contact:
Josh Pichler, 513-565-0310
Josh.Pichler@cinbell.com